                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                BEA SYSTEMS, INC.


                        Pursuant to Sections 242 and 245
                 of the General Corporation Law of the State of
                                    Delaware
                 _______________________________________________


     BEA SYSTEMS, INC. (the "Corporation"), a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law") having filed its original Certificate of Incorporation under the name BEA Enterprises, Inc. on January 20, 1995, does hereby certify as follows:

     That the following resolutions amending and restating the Corporation's Certificate of Incorporation were duly adopted by the Corporation's Board of Directors and by the holders of a majority of the Corporation's outstanding stock entitled to vote thereon and if required, a majority of each class entitled to vote thereon as a class, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by written consent of the Board of Directors and the stockholders given in accordance with Sections 141 and 228, respectively of the General Corporation Law:

     "NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

          "FIRST: The name of the corporation (hereinafter called the "Corporation") is BEA Systems, Inc.

          SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The Corporation is authorized to issue two classes of shares, to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock the Corporation shall have authority to issue is 115,000,000, of which 35,000,000 are hereby designated "Class B Common Stock". The total number of shares of Preferred Stock the Corporation shall have authority to issue is 40,000,000. The par value of the Common Stock and the Preferred Stock shall be $0.001 per share.

          A description of the respective classes and series of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred and Common Stock are as follows:

          1. DESIGNATION AND AMOUNT. There shall be designated a Series A Preferred Stock (the "Series A Preferred"), and the number of shares constituting such series shall be 20,000,000, and there shall be designated a Series B Preferred Stock (the "Series B Preferred"), and the number of shares constituting such series shall be 20,000,000. Shares of Series A Preferred and Series B Preferred shall have a par value of $0.001 per share.

          2. DIVIDENDS AND DISTRIBUTIONS.

               (a) SERIES B PREFERRED. Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors (the "Board") out of funds legally available for the purpose, an annual cash dividend in the amount of $.07 per share (adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively, a "Recapitalization") with respect to the Series B Preferred), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Series A Preferred or the Common Stock of the Corporation. Such dividends shall be cumulative, and the right to receive such shall accrue to holders of Series B Preferred to the extent that such cumulative dividends are not declared or paid in any year.

               (b) SERIES A PREFERRED. Subject to the provisions for adjustment hereinafter set forth and after all cumulative dividends payable with respect to the Series B Preferred have been declared and paid in accordance with Section 2(a) above, the holders of Series A Preferred shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the purpose, an annual cash dividend in the amount of $.12 per share of Series A Preferred (as adjusted to reflect any Recapitalization with respect to the Series A Preferred), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of the Corporation. Such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on such shares are not declared or paid in any year.

               (c) REPURCHASE OF COMMON. Notwithstanding Sections 2(a) and 2(b) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Preferred Stock shall have been declared and paid or funds set aside therefor.

          3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, distributions shall be made to the holders of Series A Preferred and Series B Preferred in respect of such Series A Preferred and Series B Preferred before any amount shall be paid to the holders of Common Stock in respect of such Common Stock, in the following manner:

               (a) SERIES B PREFERRED. The holders of Series B Preferred shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to $1.00 per share of Series B Preferred, as adjusted to reflect any Recapitalization of the Series B Preferred, plus all cumulated and unpaid dividends, if any. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds to be distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of their full liquidation preferences, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock shall be distributed ratably among the holders of the Series B Preferred such that the same percentage of the foregoing liquidation preference is paid to each such holder with respect to the shares of Series B Preferred such holder then holds.

               (b) SERIES A PREFERRED. If assets are remaining after payment of the full preferential amount with respect to the Series B Preferred set forth in Section 3(a) above, the holders of the Series A Preferred shall be entitled to then be paid out of the assets of the Corporation an amount per share equal to $1.70 per share of Series A Preferred, as adjusted to reflect any Recapitalization of the Series A Preferred, plus all declared and unpaid dividends, if any. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds to be distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of their full liquidation preferences, then the entire remaining assets and funds of the Corporation legally available for distribution to the holders of capital stock shall be distributed ratably among the holders of the Series A Preferred such that the same percentage of the foregoing liquidation preferences is paid to each such holder with respect to the shares of Series A Preferred each holder then holds.

               (c) COMMON STOCK. If assets are remaining after payment of the full preferential amount with respect to the Series A Preferred and the Series B Preferred set forth in Sections 3(a) and 3(b) above, then the holders of the Common Stock shall be entitled to share ratably based upon their ownership of Common Stock in all such remaining assets and surplus funds.

               (d) EVENTS DEEMED A LIQUIDATION. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by and to include the consolidation or merger of the Corporation with or into any other Corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of this Corporation, or any other reorganization of this Corporation unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring Corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).

               (e) VALUATION OF SECURITIES AND PROPERTY. In the event the Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation, the value of the assets to be distributed to the holders of shares of Series A Preferred and Series B Preferred shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

                    (i) If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty (30) day period ending three (3) days prior to the distribution;

                    (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty
(30) day period ending three (3) days prior to the distribution; and

                    (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

     The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses
(i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least 50% of the outstanding Series A Preferred and Series B Preferred, voting together as a single class, shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 3(e), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

          4. REDEMPTION RIGHTS.

               (a) HOLDER'S REDEMPTION RIGHTS.

                    (i) Each holder of Series B Preferred ("Series B Holder") shall have the right, exercisable at any time following September 30, 2001 and upon written notice to the Corporation in accordance with
Section 4(a)(iii) ("Redemption Notice"), to cause the Corporation to redeem, and the Corporation shall redeem (unless prevented by law), all or a portion of the shares of Series B Preferred then held by such Holder on such date designated by such Holder in accordance with Section 4(a)(iii) below ("Designated Redemption Date").

                    (ii) The price to be paid for each share of Series B Preferred redeemed pursuant to this Section 4 shall be $1.00 per share, plus an amount equal to all accrued and unpaid dividends (the "Redemption Price").

                    (iii) The redemption rights of each Series B Holder under this Section 4(a) shall be exercised by providing written notice to the Corporation at least ten (10) but not more than sixty (60) days prior to any Designated Redemption Date. From and after any Designated Redemption Date with respect to which the redemption rights under this Section 4(a) have been exercised, all dividends on shares of Series B Preferred to be redeemed pursuant to this Section 4(a), shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation shall cease, except the right to receive payment in full of the Redemption Price for such shares upon surrender of certificates representing such shares. Shares of the Series B Preferred redeemed by the Corporation pursuant to this Section 4(a) shall be deemed retired and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.

                    (iv) At any time on or after any Designated Redemption Date, the holders of the Series B Preferred Stock to be redeemed on such date shall be entitled to receive payment of the Redemption Price therefore upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any Designated Redemption Date the assets of the Corporation available for redemption shall be insufficient to pay all Series B Holders the full amounts to which they shall be entitled pursuant to this Section 4(a), the Corporation shall redeem on a PRO RATA basis such number of shares of the Series B Preferred as it shall have legally available funds to redeem, and the remainder of the shares of the Series B Preferred required to be redeemed shall be redeemed on the earliest practicable date next following the day on which the Corporation shall first have funds legally available for the redemption of such shares. On and after any Designated Redemption Date, all rights in respect of the shares of the Series B Preferred to be redeemed, except the right to receive the Redemption Price as herein provided, shall cease and terminate (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

               (b) MANDATORY REDEMPTION ON INITIAL PUBLIC OFFERING.


                    (i) Upon the closing of the Initial Public Offering (as defined in Section 5(b) below), each share of Series B Preferred, unless the holder thereof shall elect to convert such holder's Series B Preferred as of such closing pursuant to Section 5(c) below, shall be redeemed by the Corporation (unless the Corporation is prevented by law from effecting such redemption). To the extent shares of Series B Preferred are to be redeemed at a later date pursuant to any provision of this Section 4, such redemption shall be accelerated pursuant to this Section 4(b) and occur as of the Closing of the Initial Public Offering.

                    (ii) The price to be paid for each share of Series B Preferred redeemed pursuant to this Section 4(b) shall be the Redemption Price.

                    (iii) At any time on or after the Initial Public Offering, the holders of record of shares of the Series B Preferred to be redeemed on any such date shall be entitled to receive payment of the Redemption Price for the shares being redeemed upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

                    (iv) If upon any Initial Public Offering the assets of the Corporation available for redemption shall be insufficient to pay all holders of the Series B Preferred the full amounts to which they shall be entitled pursuant to this Section 4(b), the Corporation shall redeem on a PRO RATA basis such number of shares of the Series B Preferred as it shall have legally available funds to redeem, and the remainder of the shares of the Series B Preferred required to be redeemed shall be redeemed on the earliest practicable date next following the day on which the Corporation shall first have funds legally available for the redemption of such shares. On and after the Initial Public Offering, all rights in respect of the shares of the Series B Preferred to be redeemed, except the right to receive the Redemption Price as herein provided, shall cease and terminate (unless default shall be made by the Corporation in payment of the Initial Public Offering Price as herein provided, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

               (c) CORPORATION'S REDEMPTION RIGHTS.

                    (i) The Corporation, at its option, may redeem, at any time and from time to time, any or all of the outstanding shares of the Series B Preferred (any such date being referred to as a "Designated Redemption Date"). Any proposed redemption of shares of the Series B
Preferred pursuant to this Section 4(c) may be made only if prior notice is given by the Corporation, at least 30 but not more than 60 days prior to the applicable Redemption Date, to all holders of record of shares of the Series B Preferred Stock at their respective addresses appearing on the books of the Corporation. Such notice shall specify (i) the number of shares being redeemed, and (ii) the Designated Redemption Date. From and after the Designated Redemption Date, all dividends upon the shares of the Series B Preferred to be redeemed shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, shall cease except the right to receive payment in full of the applicable Redemption Price.

                    (ii) The price to be paid for each share of the Series B Preferred to be redeemed pursuant to this Section 4(c) shall be the Redemption Price. Redemptions of less than all of the outstanding shares of the Series B Preferred pursuant to this Section 4(c) shall be made PRO RATA among all Series B Holders. Shares of the Series B Preferred redeemed by the Corporation pursuant to this Section 4(c) shall be deemed retired and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.
                    (iii) At any time on or after any Designated Redemption Date, the Series B Holders as to those shares of the Series B Preferred to be redeemed on any such date shall be entitled to receive payment of the Redemption Price for the shares being redeemed upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

                    (iv) If upon any Designated Redemption Date the assets of the Corporation available for redemption shall be insufficient to pay all holders of the Series B Preferred the full amounts to which they shall be entitled pursuant to this Section 4(c), the Corporation shall redeem on a PRO RATA basis such number of shares of the Series B Preferred as it shall have legally available funds to redeem, and the remainder of the shares of the Series B Preferred required to be redeemed shall be redeemed on the earliest practicable date next following the day on which the Corporation shall first have funds legally available for the redemption of such shares. On and after the Designated Redemption Date, all rights in respect of the shares of the Series B Preferred to be redeemed, except the right to receive the Redemption Price as herein provided, shall cease and terminate (unless default shall be made by the Corporation in payment of the Redemption Price as herein provided, in which event such rights shall be exercisable until such default is cured), and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

          5. CONVERSION. The holders of the Series A Preferred and the Series B Preferred have conversion rights as follows (the "Conversion Rights"):

               (a) RIGHT TO CONVERT SERIES A PREFERRED. Subject to Section 5(d) below, each share of Series A Preferred shall initially be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred into the number of fully paid and non-assessable shares of Common Stock which results from dividing the Series A Conversion Price (as hereinafter defined) per share in effect at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price shall be $1.70, and the Conversion Value of the Series A Preferred shall be $1.70. The initial Series A Conversion Price shall be subject to adjustment from time to time as provided in Section 5(f) hereof. Upon conversion, all declared and unpaid dividends on the Series A Preferred shall be paid in cash, to the extent legally permitted.

               (b) AUTOMATIC CONVERSION OF SERIES A PREFERRED.  Subject to
Section 5(d) below, each share of Series A Preferred shall automatically be converted into shares of Common Stock upon (i) the closing the Initial Public Offering involving the sale of securities for the account of the Corporation to the public, the gross proceeds of which exceed $10,000,000 at a price to the public of at least $5.00 per share (appropriately adjusted for any Recapitalization of the Common Stock), or (ii) the written consent of holders of not less than two-thirds (2/3) of the then-outstanding shares of Series A Preferred. For purposes of this Section 5 and Section 4 above, the "Initial Public Offering" shall mean the first firm commitment underwritten public offering of the Common Stock of the Corporation pursuant to an effective registration statement declared effective under the Securities Act of 1933, as amended (other than a registration effected by the Corporation in connection with an employee benefit plan or a Rule 145 transaction, as defined in Rule 145 of the Securities and Exchange Commission).

               (c) RIGHT TO CONVERT SERIES B PREFERRED. Subject to Section 5(d) below, each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to the Redemption Date fixed by the Redemption Notice at the office of the Corporation or any transfer agent for the Series B Preferred into the number of fully paid and non-assessable shares of Common Stock which results from dividing the Series B Liquidation Amount (as hereinafter defined) by the Series B Conversion Value (as hereinafter defined). The Series B Liquidation Amount shall be the full amount then distributable with respect to each share of Series B Preferred pursuant to Section 3(a) hereof upon a liquidation, dissolution or winding up of the Corporation. The Series B Conversion Value shall be: (i) in the event of any conversion as of the closing of the Initial Public Offering, an amount equal to the gross proceeds per share of Common Stock paid to the Company (as reduced for underwriter commissions and discounts as calculated on a per share basis) pursuant to the Initial Public Offering; and (ii) in the event of a conversion not subject to the preceding clause (i), the fair market value of a share of the Company's Common Stock, as is determined in good faith by the Board as of the date of such conversion.

               (d) CONVERSION TO CLASS B COMMON STOCK. Notwithstanding any term or condition of this Section 5 and in the event of any voluntary or automatic conversion pursuant to Section 5(a), 5(b) or 5(c) above of any shares of Series A Preferred Stock or Series B Preferred Stock by a holder thereof who, after giving effect to such conversion, will hold, in combination with any Affiliates (as defined in Section 10(b)(vii)(A) hereof) more than forty-nine percent (49%) (by voting power) of the total number of Voting Shares (as defined in Section 10(b)(vii)(D) hereof) then issued and outstanding, each share of Series A Preferred Stock or Series B Preferred Stock, which would be converted into Common Stock that would, in combination with all other Voting Stock held by such holder and its Affiliates, represent Voting Stock in excess of said forty-nine percent (49%) amount, shall be convertible into that number of shares of Class B Common Stock equal to and in lieu of that number of shares of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock would otherwise be convertible pursuant to this Section 5. In such event and as to any such shares of Class B Common Stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock, references to Common Stock in this Section 5 shall be deemed to refer to Class B Common Stock.

               (e) MECHANICS OF CONVERSION. Before any holder of Series A Preferred or Series B Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(b) hereof, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any declared and unpaid dividends payable pursuant to Section 5(a) hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred or Series B Preferred to be converted, or, in the case of automatic conversion, immediately prior to the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (f) ADJUSTMENTS TO SERIES A CONVERSION PRICE.

                    (i) SPECIAL DEFINITIONS. For purposes of this Section 5, the following definitions shall apply:

                         (1)  'OPTIONS' shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (2)  CONVERTIBLE SECURITIES' shall mean any
evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                         (3)  'ADDITIONAL SHARES OF COMMON' shall mean all
shares of Common Stock issued (or, pursuant to Section 5(f)(iii), deemed to be issued) by the Corporation after the Series A Original Issue Date, other than shares of Common Stock issued or issuable:

                              (A)  upon conversion of shares of Series A
Preferred or Series B Preferred;

                              (B)  to officers, directors or employees of, or
consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or agreement approved by the Board, not to exceed 9,600,000 shares (which amount of shares gives effect to any stock split or other change in the Common Stock of the Corporation through the Filing Date (as defined in Section 11(b)(vii)(B) below)), net of repurchases and cancellations and expirations (without exercise) of options, since the incorporation of the Corporation;

                              (C)  as a dividend or distribution on Series A
Preferred or Series B Preferred;

                              (D)  in a transaction described in Section
5(f)(vi); or

                              (E)  by way of dividend or other distribution
on shares of Common Stock excluded from the definition of Additional Shares of Common by the foregoing clauses (A), (B), (C), (D) or this clause (E).

                    (ii) 'SERIES A ORIGINAL ISSUE DATE' shall mean the first date upon which a share of Series A Preferred shall be issued by the Corporation.

                    (iii) NO ADJUSTMENT OF SERIES A CONVERSION PRICE. No adjustment in the Conversion Price of the Series A Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Series A Conversion Price, in effect on the date of, and immediately prior to, such issue.

                    (iv) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON.

                         (1)  OPTIONS AND CONVERTIBLE SECURITIES.  In the
event the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(f)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                              (A)  except as provided in Section 5(f)(iii), no
further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B)  if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                              (C)  no readjustment pursuant to clause (B)
above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price on the original adjustment date or (2) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                    (v) ADJUSTMENT OF SERIES A CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(f)(iii)) after the Series A Original Issue Date without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the "Dilution Price"), then and in each such event the Series A Conversion Price of the Series A Preferred or the Series B Preferred, as applicable, shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided that, for the purposes of this
Section 5(f)(iv), all shares of Common Stock issuable upon conversion of all outstanding Series A Preferred and Series B Preferred and all outstanding Options (provided such Options have an exercise price below the Series A Conversion Price, immediately prior to such issue) and Convertible Securities shall be deemed to be outstanding, and, immediately after any Additional Shares of Common are deemed issued pursuant to Section 5(f)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                    (vi) DETERMINATION OF CONSIDERATION. For purposes of this Section 5(f), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                         (1)  CASH AND PROPERTY:  Such consideration shall:

                              (A)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation;

                              (B)  insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by Board in the good faith exercise of its reasonable business judgment; and

                              (C)  in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                         (2)  OPTIONS AND CONVERTIBLE SECURITIES.  The
consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(f)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                              (A)  the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (B)  the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vii) OTHER ADJUSTMENTS TO SERIES A CONVERSION PRICE.

                         (1)  SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATIONS
OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock after the Series A Original Issue Date, the Series A Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                         (2)  DISTRIBUTIONS OTHER THAN CASH DIVIDENDS OUT OF
RETAINED EARNINGS. In case the Corporation shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock) after the Series A Original Issue Date, then, in each such case, the holders of shares of Series A Preferred shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which the Series A of Preferred is then convertible.

                         (3)  RECLASSIFICATIONS.  In the case, at any time
after the Series A Original Issue Date, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or which is treated as a liquidation pursuant to Section 3(c)), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of the Series A Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of the Series A Preferred or Series B Preferred into Common Stock. The provisions of this clause 5(f)(vi)(3) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

               (h) STATUS OF CONVERTED STOCK. In case any shares of Series A Preferred or Series B Preferred shall be converted pursuant to
Section 5 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

               (i) FRACTIONAL SHARES. In lieu of any fractional shares to which the holder of Series A Preferred or Series B Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred and Series B Preferred held by such holder at the time of converting into Common Stock.

               (j) MISCELLANEOUS.

                    (i) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                    (ii) The holders of at least 50% of the outstanding
Series A Preferred, each such Series having the right to act and vote separately as a class, shall have the right to challenge any determination by the Board of fair value pursuant to this Section 5, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

                    (iii) No adjustment in the Series A Conversion Price of the Series A Preferred need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Series A Conversion Price.

               (k) NO IMPAIRMENT. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred or Series B Preferred against impairment.

               (l) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred and Series B Preferred, such number of its shares of Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock or Class B Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred and Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock and Class B Common Stock to such number of shares as shall be sufficient for such purpose.

          6. VOTING RIGHTS.  Except as otherwise required by law or by
Section 9 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote, and the holder of each share of Series A Preferred issued and outstanding shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series
A Preferred could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Except as otherwise required by law or by Section 9 hereof, the Series B Preferred shall be non-voting stock of the Corporation. Fractional votes by the holders of Series A Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) be rounded to the nearest whole number.

          7. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred or Series B Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          8. NOTICES. Any notice required by the provisions of the Certificate to be given to the holders of Series A Preferred and Series B Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

          9. PROTECTIVE PROVISIONS.

               (a) SERIES A PREFERRED. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of such series, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of such series;

                    (ii) creates any new class or series of shares that has a preference over or is on a parity with such series with respect to voting, dividends or liquidation preferences;

                    (iii) reclassifies stock into shares having a preference over or on a parity with such series with respect to voting, dividends or liquidation preferences;

                    (iv) repurchases, redeems or retires any shares of capital stock of the Corporation other than pursuant to contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Corporation;

                    (v) results in the consolidation or merger with or into any other Corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of this Corporation, or otherwise results in the reorganization of this Corporation unless the stockholders of this Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring Corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded);

                    (vi) materially alters or changes the business of the Corporation; or

                    (vii) increases the authorized number of directors as set forth in the Bylaws of the Corporation.

          (b) SERIES B PREFERRED. So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then-outstanding shares of such series, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of such series;

                    (ii) creates any new class or series of shares that has a preference over or is on a parity with such series with respect to dividends or liquidation preferences; or

                    (iii) reclassifies stock into shares having a preference over or on a parity with respect to dividends or liquidation preferences.

          10. CLASS B COMMON STOCK. Subject to the conversion and voting rights of the Class B Common Stock described below, the rights (including, but not limited to, rights to dividends), preferences, privileges and restrictions of the Common Stock and the Class B Common Stock shall be identical in all respects, except as follows:

               (a) VOTING RIGHTS. Holders of Class B Common Stock shall not be entitled to vote such shares for the election of directors or on any other matter except changes or amendment to this Section 10; PROVIDED, HOWEVER, that no such change or amendment shall increase the rights of or, under any circumstances, provide additional voting rights to the holders of Class B Common Stock.
               (b) CONVERSION.

                    (i) RIGHT TO CONVERT. The holder of any shares of Class B Common Stock shall have the right at such holder's option, at any time or from time to time, to convert any shares of Class B Common stock held by such holder, so long as, after giving effect to such conversion, the total number of Voting Shares (as defined in

Section 10(b)(vii)(D) hereof) held by such holder or any Affiliate (as defined in Section 10(b)(vii)(A) hereof) of such holder shall be less than or equal to forty-nine percent (49%) (by voting power) of the total number of Voting Shares then issued and outstanding, into such whole number of shares of Common Stock as shall be obtained by multiplying the number of shares of Class B Common Stock being converted by the Class B Common Stock Conversion Rate (as hereinafter defined), by surrender of the certificates representing the shares of Class B Common Stock so to be converted in the manner provided in Section 10(b)(iii) hereof The Class B Common Stock Conversion Rate shall be one (1) divided by the Class B Common Stock Conversion Price (as hereinafter defined). The Class B Common Stock Conversion Price shall initially be one (1); PROVIDED, HOWEVER, that such Class B Common Stock Conversion Price shall be subject to adjustment as set forth in Section 10(b)(v) hereof. No conversion of shares of Class B Common Stock that would have the effect of giving the holder or any Affiliate of such holder a number of Voting Shares greater than forty-nine percent (49%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this Section 10(b)(i). The holder of any shares of Class B Common Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares of Class B Common Stock up to and including the Class B Common Conversion Date (as hereinafter defined).

                    (ii) CONVERSION UPON TRANSFER. Upon any Transfer (as defined in Section 10(b)(vii)(C) hereof) of any shares of Class B Common Stock by the original holder thereof, other than a Transfer to an Affiliate of such original holder, such shares of Class B Common stock so Transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as shall be obtained by multiplying the number of shares of Class B Common Stock so Transferred by the Class B Common Stock Conversion Rate. The holder of any shares of Class B Common Stock converted into Common Stock pursuant to this
Section 1(b)(ii) shall be entitled to payment on or with respect to such shares of Class B Common Stock up to and including the Conversion Date.

                    (iii) MECHANICS OF CONVERSION. The holder of any shares of Class B Common Stock may exercise the conversion rights pursuant to
Section 10(b)(i) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, accompanied by a written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected (A) with respect to conversion under
Section 10(b)(i) hereof, on the date when the aforesaid delivery is made and (B) with respect to conversion under Section 10(b)(ii) hereof, on the date of occurrence of the Transfer, and such date, in either case, is referred to herein as the "CLASS B COMMON

CONVERSION DATE". As promptly as practicable after the Class B Common Conversion Date, and in the case of Section 10(b)(ii) hereof, upon the delivery to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation or at such other place as may be designated by the Corporation, of the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock as provided in Section 10(b)(i) and (ii) hereof, and a check or cash in payment of all declared but unpaid dividends (to the extent permissible under law), if any, payable with respect to the shares of Class B Common Stock so converted up to and including the Class B Common Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Class B Common Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Class B Common Stock Conversion Rate shall be that in effect on the Class B Common Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class B Common Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate as surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class B Common Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Class B Common Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                    (iv) NO FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class B Common stock. The number of full shares of Common Stock issuable upon conversion of Class B Common Stock surrendered by a holder thereof of Class B Common Stock surrendered by a holder thereof for conversion shall be computed on the basis of the aggregate number of shares of Class B Common Stock so surrendered, rounded to the next higher whole number.

                    (v) ADJUSTMENTS TO CLASS B COMMON STOCK CONVERSION PRICE. The Class B Common Stock Conversion Price shall be subject to adjustment from time to time as follows:

                         (A) If, at any time after the Filing Date (as
defined in Section 10(b)(vii)(B) hereof), the number of shares of Common
Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common
Stock entitled to receive such stock dividend, subdivision or split-up, the Class B Common Stock Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Class B Common Stock shall be increased in proportion to such increase in outstanding shares.

                         (B) If, at any time after the Filing Date, the
number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Class B Common Stock Conversion Price shall be appropriately increased so that the number of shares of Common stock issuable on conversion of each share of Class B Common Stock shall be decreased in proportion to such decrease in outstanding shares.

                         (C) In case, at any time after the Filing Date, of
any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from on par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, such shares of Class B Common Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 10(b)(v)(C) shall similarly apply to successive reorganization, reclassifications, consolidations, mergers, sales or other dispositions.

                         (D) All calculations under this paragraph (v) shall
be made to the nearest one tenth (1/10) of a share.

                    (vi) RESERVATION OF SHARES. The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock; and if at any time the number of authorized but unissued shares' of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the purpose.

                    (vii) DEFINITIONS.

                         (A) "AFFILIATE" shall mean, as to any person or
entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

                         (B) "FILING DATE" shall mean the date upon which the
Corporation shall file with the Delaware Secretary of State this Restated Certificate of Incorporation.

                         (C) "TRANSFER" or "TRANSFERRED" shall mean to
dispose, sell or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

                         (D) "VOTING SHARES" shall mean any shares of the
Corporation's capital stock entitled to vote in any election of directors of the Corporation.

          FIFTH:  The Corporation is to have perpetual existence.

          SIXTH: Whenever a compromise is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               (b) After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection
(d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

               (c) Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

          RESOLVED FURTHER, that the foregoing Restated Certificate of Incorporation is hereby approved and adopted."

          IN WITNESS WHEREOF, BEA SYSTEMS, INC. has caused this Certificate to be signed by William T. Coleman III, its President and Chief Executive Officer, and attested to by Steve L. Brown, its Secretary, this ____ day of ______________, 1997.

                                        BEA SYSTEMS, INC.



                                        -------------------------------
                                        William T. Coleman III
                                        President and Chief Executive Officer


ATTEST:


By:
   ----------------------
    Steve L. Brown
    Secretary


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